YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2024

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FOCUS IMPACT ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend:
https://www.cstproxy.com/focus-impact/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FOCUS IMPACT ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints and , and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Focus Impact Acquisition Corp., a Delaware corporation (the "***FIAC Stockholders Meeting***"), held of record by the undersigned at the close of business on , 2024 at the Special Meeting of Stockholders of Focus Impact Acquisition Corp., to be held virtually at: **https://www.cstproxy.com/focus-impact/2024** on , 2024, at :00 a.m., Eastern Time or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The Proxy Statement is available at: https://www.cstproxy.com/focus-impact/2024

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes like this **X**

(1) The Business Combination Proposal (Proposal 1) — A proposal to approve and adopt the Business Combination Agreement, dated as of September 12, 2023 (the "***Initial Business Combination Agreement***"), as amended by the First Amendment thereto, dated as of May 1, 2024 (the "***First Amendment***"and as it may be amended or supplemented from time to time, the "***Business Combination Agreement***," and the transactions contemplated thereby, the "***Business Combination***"), by and among FIAC, Focus Impact Amalco Sub Ltd., a company existing under the laws of the Province of British Columbia and wholly-owned subsidiary of FIAC ("***Amalco Sub***"), and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia ("***DevvStream***"), and approve the transactions contemplated thereby, including:

FOR ☐ AGAINST ☐ ABSTAIN ☐

(a) prior to the Effective Time, all shares of Class A common stock, par value $0.0001 per share, of FIAC (the "***Class A Common Stock***") duly tendered for redemption and not withdrawn will be redeemed and thereafter, FIAC will continue (the "***SPAC Continuance***") from the State of Delaware under the Delaware General Corporation Law ("***DGCL***") to the Province of Alberta under the Business Corporations Act (Alberta) ("***ABCA***") and change its name to DevvStream Corp. ("***New PubCo***");

(b) following the SPAC Continuance, and in accordance with the applicable provisions of the Plan of Arrangement, to be implemented as of the Closing Date and attached hereto as Annex G (the "***Plan of Arrangement***"), and the Business Corporations Act (British Columbia) (the "***BCBCA***"), Amalco Sub and DevvStream will amalgamate to form one corporate entity (such entity, "***Amalco***", and such transaction, the "***Amalgamation***"), and as a result of the Amalgamation, (i) each Company Share issued and outstanding immediately prior to the Effective Time (as such term is defined in the Plan of Arrangement) will be automatically exchanged for that certain number of common shares of New PubCo (the "***New PubCo Common Shares***") equal to the applicable Per Common Share Amalgamation Consideration, (ii) each Company Option and Company RSU issued and outstanding immediately prior to the Effective Time will be cancelled and converted into Converted Options and Converted RSUs, respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option immediately prior to the Effective Time divided by the Common Conversion Ratio), (iii) each Company Warrant issued and outstanding immediately prior to the Effective Time shall become exercisable for New PubCo Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio), (iv) each holder of Company Convertible Notes, if any, issued and outstanding immediately prior to the Effective Time will first receive Company Shares and then New PubCo Common Shares in accordance with the terms of such Company Convertible Notes, (v) Amalco will be the resulting entity in the Amalgamation and (vi) each common share of Amalco Sub issued and outstanding immediately prior to the Effective Time will be automatically exchanged for one common share of Amalco (the SPAC Continuance and the Amalgamation, together with the other transactions related thereto, the "***Proposed Transactions***"); and

(c) the DevvStream shareholders and securityholders as of the Effective Time (collectively, the "***DevvStream Shareholders***"), will receive that number of New PubCo Common Shares (or, with respect to Company Options, Company RSUs and Company Warrants, a number of Converted Options, Converted RSUs and Converted Warrants consistent with the aforementioned conversion mechanics) equal to (a) (i) the Reverse Split Factor multiplied by (ii)(x) $145 million *plus* the aggregate exercise price of all in-the-money Company Options and Company Warrants immediately prior to the Effective Time (or exercised in cash prior to the Effective Time) divided by (y) $10.20, *plus* (b) solely to the extent any Company Shares are required to be issued to Approved Financing Sources pursuant to Approved Financings in connection with the Closing, (i) each such Company Share multiplied by (ii) the Per Common Share Amalgamation Consideration in respect of such Company Share, all as more particularly described elsewhere in the proxy statement/prospectus.

We refer to this proposal as the "***Business Combination Proposal.***" Copies of the Initial Business Combination Agreement and the First Amendment are attached to the proxy statement/prospectus as Annex A-1 and Annex A-2, respectively;

(2) The SPAC Continuance Proposal (Proposal 2) — A proposal (the "***SPAC Continuance Proposal***") to approve the SPAC Continuance, and in connection therewith, the adoption of the new articles of continuance of FIAC effective upon the SPAC Continuance in substantially the form attached to the proxy statement/prospectus as Annex B (the "***post-continuance FIAC Articles***");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) The Nasdaq Proposal (Proposal 3) — A proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (the "***Nasdaq Listing Rules***"), the issuance of New PubCo Common Shares pursuant to the Business Combination Agreement (the "***Nasdaq Proposal***");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) The Charter Proposal (Proposal 4) — A proposal (the "***Charter Proposal***") to approve, by special resolution, and adopt the articles of continuance and bylaws of New PubCo in substantially the form attached to the proxy statement/prospectus as Annex B and Annex C, respectively, (the "***New PubCo Governing Documents***");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) The Advisory Charter Proposals (Advisory Proposals 5A through 5H) — A proposal to approve, on a non-binding, advisory basis, certain differences set forth below between FIAC's existing organizational documents (the "***FIAC Charter***") and the New PubCo Governing Documents, presented separately in accordance with the requirements of the United States Securities and Exchange Commission (the "***SEC***") (collectively, the "***Advisory Charter Proposals***"):

(A) Name Change — to provide that the name of FIAC shall be changed to "DevvStream Corp." (***Advisory Proposal 5A***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) Amendment of Blank Check Provisions — to remove and change certain provisions in the FIAC Charter related to FIAC's status as a special purpose acquisition company (***Advisory Proposal 5B***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(C) Change in Authorized Shares — to authorize an unlimited number of New PubCo Common Shares and an unlimited number of preferred shares issuable in series with such terms as are determined by the New PubCo Board from time to time (***Advisory Proposal 5C***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) Change in Quorum — to provide that the quorum required for shareholder meetings is a minimum of 33 1/3% of shares entitled to vote thereon (***Advisory Proposal 5D***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(E) Removal of Directors — to provide that shareholders may remove a director by resolution of not less than a simple majority of the votes cast in respect thereof (***Advisory Proposal 5E***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(F) Advance Notice — to provide that the time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than fifty (50) days before the meeting (***Advisory Proposal 5F***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(G) Forum Selection — to provide that, unless New PubCo consents in writing to the selection of an alternative forum, the Courts of the Province of Alberta, Canada shall be the sole and exclusive forum for certain disputes involving New PubCo, including derivative actions or proceedings brought on behalf of New PubCo (***Advisory Proposal 5G***); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(H) Shareholder Nominations — to provide that stockholder nominations for the board of directors must be given not less than 30 days prior to the date of the annual meeting of shareholders (***Advisory Proposal 5H***);

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) The Incentive Plan Proposal (Proposal 6) — A proposal to adopt the DevvStream Corp. 2024 Equity Incentive Plan (the "***Equity Incentive Plan***"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex F and the issuance of shares equal to 10% of the fully diluted, and as converted, amount of New PubCo Common Shares to be outstanding immediately following consummation of the Business Combination, or approximately shares as equity awards in accordance with the Equity Incentive Plan, if such plan is approved in accordance with the Incentive Plan Proposal (the "***Incentive Plan Proposal***"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) The Adjournment Proposal (Proposal 7) — A proposal to adjourn the FIAC Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the FIAC Stockholders Meeting, there are not sufficient votes to approve the Business Combination Proposal, the SPAC Continuance Proposal, the Charter Proposal or the Incentive Plan Proposal (the "***Adjournment Proposal***").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.